Exhibit 21.1

List of Subsidiaries of Allegion plc

Subsidiary	Jurisdiction of Formation
A.B.S. - R.I.C.A.	France
AD Solutions, Inc.	Washington
Allegion B.V.	Netherlands
Allegion NV	Belgium
Allegion S.A.	Venezuela
Allegion (Australia) Pty Limited	Australia
Allegion Canada Inc.	Canada
Allegion Chile SpA	Chile
Allegion Colombia S.A.S.	Colombia
Allegion de Mexico, S. de R.L. de C.V.	Mexico
Allegion Deutsche Holding GmbH	Germany
Allegion EMEA BVBA	Belgium
Allegion Emniyet ve Güvenlik Sistemleri Sanayi AS	Turkey
Allegion (Ireland) Finance Designated Activity Company	Ireland
Allegion Fu Hsing Limited**	Hong Kong
Allegion German Financing GmbH & Co. KG	Germany
Allegion German Holding I GmbH	Germany
Allegion German Holding II GmbH	Germany
Allegion (Gibraltar) Holding Limited	Gibraltar
Allegion Gulf Trading WLL	Qatar
Allegion (Hong Kong) Limited	Hong Kong
Allegion Immobilien GmbH	Germany
Allegion India Private Limited	India
Allegion International AG	Switzerland
Allegion Investments (UK) Limited	United Kingdom
Allegion Investments Holding LLC	Delaware
Allegion Irish Holding Company Limited	Ireland
Allegion Irish Holding Company II Ltd	Ireland
Allegion Irish Holding Company III Limited	Ireland
Allegion Korea Ltd.	Republic of Korea
Allegion LLC	Delaware
Allegion Luxembourg Holding and Financing S.à r.l.	Luxembourg
Allegion Luxembourg Holding II SCS	Luxembourg
Allegion Luxembourg Holding III S.á.r.l	Luxembourg
Allegion Lux Financing I S.à r.l	Luxembourg
Allegion Lux Financing III S.à r.l.	Luxembourg
Allegion (Malaysia) Sdn. Bhd.	Malaysia
Allegion (New Zealand) Limited	New Zealand
Allegion Panama, S. de R.L.	Panama
Allegion public limited company	Ireland
Allegion S&S Lock Holding Company Inc.	Delaware

Allegion Security Technologies (China) Co. Ltd.	China
Allegion (Southeast Asia) Pte. Ltd.	Singapore
Allegion (Thailand) Limited	Thailand
Allegion (UK) Limited	United Kingdom
Allegion US Holding Company Inc.	Delaware
Allegion Ventures LLC	Delaware
API Services and Solutions Pty Limited	Australia
AXA Stenman Deutschland GmbH	Germany
AXA Stenman France S.A.S.	France
AXA Stenman Holding B.V.	Netherlands
AXA Stenman Industries B.V.	Netherlands
AXA Stenman Nederland B.V.	Netherlands
AXA Stenman Poland Sp Z.O.O	Poland
BASTA Group A/S Denmark	Denmark
Bricard S.A.S	France
CISA Cerraduras S.A.	Spain
CISA S.p.A.	Italy
Dor-O-Matic (Illinois) LLC	Illinois
Dor-o-Matic of Mid Atlantic States, Inc.	New Jersey
Electronic Technologies Corporation USA	New York
Fire and Security Hardware Pty Limited	Australia
Harrow Industries LLC	Delaware
Harrow Products (Delaware) LLC	Delaware
Harrow Products LLC	Delaware
Gainsborough Hardware Industries Limited	Australia
Interflex Datensysteme GesmbH	Austria
Interflex Datensysteme GmbH	Germany
Isonas, Inc.	Colorado
Milre Systek Co., Ltd	Republic of Korea
Newman Tonks (Overseas Holdings) Limited	United Kingdom
Normbau France SAS	France
Normbau GmbH	Germany
NT Group Properties Limited	United Kingdom
NT Leamington Limited	United Kingdom
Qatar Metal Const. Ind. LLC	United Arab Emirates
QMI Building Metal Products Manufacturing LLC	United Arab Emirates
Recognition Systems LLC	California
Republic Doors and Frames, LLC	Delaware
S&S Lock Indemnity (Barbados) Limited	Barbados
S&S Lock Insurance (Arizona) Company	Arizona
Schlage de Mexico SA de C.V.	Mexico
Schlage Lock Company LLC	Delaware
SimonsVoss Technologies AB	Sweden
SimonsVoss Technologies BV	Netherlands
SimonsVoss Technologies FZE	United Arab Emirates
SimonsVoss Technologies GmbH	Germany

SimonsVoss Technologies Limited (Hong Kong)	Hong Kong
SimonsVoss Technologies Limited (UK)	United Kingdom
SimonsVoss Technologies SAS	France
Technical Glass Products DMCC	United Arab Emirates
Technical Glass Products, Inc.	Washington
TGP Canada Enterprises, ULC	Canada
TGP International, Inc.	Washington
Trelock Asia Pacific Limited	Hong Kong
Trelock GmbH	Germany
Trelock Production GmbH	Germany
Trelock Trading (Shenzhen) Company Ltd.	China
Zero Seal Systems Limited**	United Kingdom
*Minority owned subsidiary
** Majority owned subsidiary